Exhibit 99.1

Selectis Health Reports First Half 2022 Results and Provides Business Update

- First Quarter and Second Quarter 10-Q Filings Allow the Company to Regain Compliance with SEC Reporting Obligations -

- Q2 2022 Revenue Increases 91% Year-over-Year to a Record $11.5 Million -

- Q2 2022 Net Income Increases Significantly to Over $1.0 Million -

Greenwood Village, Colorado, September 19, 2022 – Selectis Health, Inc. (OTC: GBCS) (“Selectis” or the “Company”) is providing a business update and reporting financial and operating results for the first half of 2022.

Second Quarter 2022 Highlights (vs. Year-Ago Quarter)

●	Revenue increased 91% to a record $11.5 million compared to $6.0 million.
●	Net income increased significantly to $1.0 million or $0.34 per share compared to a net loss of $0.7 million or $(0.26) per share[1].

First Quarter 2022 Highlights (vs. Year-Ago Quarter)

●	Revenue increased 75% to $10.1 million compared to $5.8 million.
●	Net income was $0.2 million or $0.07 per share compared to a net income of $0.2 million or $0.09 per share[1].

“Through submitting our first quarter and second quarter 2022 10-Q filings today, we have become current on our financial filings and regained full compliance with our SEC reporting obligations,” said Lance Baller, Chairman & CEO of Selectis. “As we have previously communicated, the completion of our 2021 financial statements audit was delayed by various audit field work challenges, which subsequently delayed our first and second quarter 2022 10-Q filings. We understand the importance of our SEC reporting obligations and have taken the necessary actions to ensure that we remain compliant going forward. We have strengthened our reporting team with two additional accounting staff employees under our CFO, Christine Lucus.

“Our progress through the first half of 2022 is a testament to our continued focus on growing our patient census and building a more efficient operational foundation. We drove record year-over-year revenue growth for the second quarter as we continued to optimize our healthcare operations and benefit from having additional owned facilities under our full operational control. In addition, we generated over $1.0 million in net income during the second quarter, which represents a significant profitability milestone. Having secured direct Medicaid and Medicare billing approvals from the Centers for Medicare & Medicaid Services (CMS) for all our operated facilities, we remain focused on improving our patient mix and achieving profitability across our footprint. I am proud of our team’s diligent work to progress our business transformation strategy while maximizing the quality of care we provide for our patients and residents.”

Key Operational Highlights

●	New Hires and Internal Optimization

○	Appointed Christine Lucus as Chief Financial Officer.

1 The share and per share information for the first quarter 2021 and second quarter 2021 earnings have been adjusted to give effect to the reverse stock split the Company completed on September 22, 2021.

○	Appointed David Furstenberg to the board of directors, establishing independent standing audit committee, nomination committee, compensation committee and strengthening the Company’s corporate governance structure.

○	Hired new corporate human resources manager to support internal hiring initiatives.

○	Strengthened accounting, billing, vendor relations, and corporate nursing teams.

○	Implemented leadership training at corporate level, with the expectation of rolling out similar training at the facility level over the next year.

○	Launched new investor relations website with dynamic reporting information for shareholders.

●	Facility-Level Updates

○	Secured five-year term loan financing for Park Place facility during the second quarter of 2022.

○	Increased census at Southern Hills independent living facility (ILF) to over 50 residents subsequent to the end of the second quarter. The Company continues to expect census at this facility to reach full capacity (90 residents) by the end of the first quarter of 2023.

○	Grew census at Park Place facility to over 40 patients subsequent to the second quarter, with a target of 60 patients by year-end.

○	Reached 90% patient occupancy at Maple Healthcare & Rehab, formerly called Family Care Center of Fairland.

○	Increased Southern Hills Rehab census to upper levels not seen since 2019.

○	Achieved near maximum available capacity at all additional facilities subsequent to the quarter end, with the exception of Warrenton and Sparta. The Company gained operational control of Warrenton and Sparta in late 2021.

Randy Barker, President and COO of Selectis, commented: “We have remained focused on advancing our internal hiring initiatives and optimizing our corporate team. At the leadership level, we named Christine Lucus as our CFO and appointed David Furstenberg to our board of directors, which has strengthened our corporate governance structure ahead our expected listing on a national exchange. Our work to strengthen our internal teams aims to improve our operational efficiency and make additional progress towards fully eliminating third-party agency staffing costs by year-end. Most recently, we have hired a new corporate human resources manager and made key new additions to our accounting, billing, vendor relations, and corporate nursing teams. As we continue to bolster our corporate and facility-level personnel and roll out our training programs, we are committed to supporting our valued team members and improving our operating expenses to make further progress on portfolio-wide profitability.

“On the facility level, we drove strong census improvements across our facility footprint. We achieved significant growth at our Southern Hills ILF and Rehab, Park Place, and Maple Healthcare & Rehab. Subsequent to the second quarter, we reached near maximum available capacity at all of our additional facilities, except for the two newest facilities under our operational control. We aim to continue this momentum across our facilities and ensure that our hiring efforts support this growth.

“As we progress further into the second half of 2022, we will continue working to maximize our patient census, optimize Medicare and Medicaid patient mix, and achieve profitability across our footprint. At the facility level, we aim to implement further improvements to our buildings, personnel teams, and financing arrangements to enhance the care we provide for our residents and strengthen our ongoing progress towards profitability at each facility we operate. As we seek to maintain our operational momentum, we have continued working to up-list onto a national exchange, and we expect to make stronger progress on this front now that we have become fully current on our financial filings. We look forward to further advancing our business transformation strategy and working to create enhanced shareholder value in the months ahead.”

Second Quarter 2022 Financial Results

Revenue in the second quarter of 2022 increased 91% to $11.5 million compared to $6.0 million in the year-ago quarter. The increase was primarily driven by an increased focus on healthcare operations, as well as assuming operations at additional facilities.

General and administrative expenses in the second quarter of 2022 were $2.4 million, or 21.1% as a percentage of revenue, compared to $0.9 million, or 15.2% as a percentage of revenue, in the year-ago quarter. The increase was largely a result of assuming operations at an increased number of the Company’s owned facilities.

Net income in the second quarter of 2022 increased significantly to $1.0 million or $0.34 per share compared to a net loss of $0.7 million or $(0.26) per share in the year-ago quarter. The increase was primarily driven by the aforementioned strong revenue growth during the quarter, as well as decreased interest expense due to the mortgages the Company successfully refinanced over the past year. During the second quarter of 2021, the Company recorded a non-cash impairment charge of $95,717 on the future termination of leases for the Sparta and Warrenton facilities due to the accounting requirements for straight-line lease expenses and pending termination of agreements.

Cash and investments were $3.9 million at June 30, 2022 compared to $4.8 million at December 31, 2021. The decrease was primarily attributable to reduced working capital as a result of ongoing property improvement projects, as well as debt service requirements.

Operating cash flow for the six months ended June 30, 2022 improved to $0.1 million compared to $(0.6) million in the comparable year-ago period. The increase was mainly driven by the Company’s improved operational performance through the first half of 2022, partially offset by increased expenses associated with assuming operations at a higher number of owned facilities.

Conference Call

Selectis will conduct a conference call today at 11:00 a.m. Eastern time to discuss its business update and results for the first half of 2022.

Selectis management will host the conference call, followed by a question-and-answer session.

Date: Monday, September 19, 2022

Time: 11:00 a.m. Eastern time (8:00 a.m. Pacific time)

Toll-free dial-in number: 1-877-704-4453

International dial-in number: 1-201-389-0920

Conference ID: 13732934

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

A replay of the conference call will be available after 2:00 p.m. Eastern time on the same day through October 3, 2022.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13732934

About Selectis Health

Selectis Health owns and/or operates healthcare facilities in Arkansas, Georgia, Ohio, and Oklahoma, providing a wide array of living services, speech, occupational, physical therapies, social services, and other rehabilitation and healthcare services. Selectis focuses on building strategic relationships with local communities in which its partnership can improve the quality of care for facility residents. With its focused growth strategy, Selectis intends to deepen its American Southcentral and Southeastern market presence to better serve the aging population along a full continuum of care.

For more information, please visit www.selectis.com.

Forward Looking Statements

This press release contains statements that plan for or anticipate the future. In this press release, forward-looking statements are generally identified by the words “anticipate,” “plan,” “believe,” “expect,” “estimate,” and the like. These forward-looking statements include, but are not limited to, statements regarding the following:

*	strategic business relationships;
*	statements about our future business plans and strategies;
*	anticipated operating results and sources of future revenue;
*	our organization’s growth;
*	adequacy of our financial resources;
*	development of markets;
*	competitive pressures;
*	changing economic conditions; and,
*	expectations regarding competition from other companies.
*	the duration and scope of the COVID-19 pandemic
*	the impact of the COVID-19 pandemic on occupancy rates and on the operations of the Company’s facilities.
*	Actions governments take in response to the COVID-19 pandemic, including the introduction of public health measures and other regulations affecting our properties and our operations.
*	The effects of health and safety measures adopted by us in response to the COVID-19 pandemic.
*	Increased operational costs because of health and safety measures related to COVID-19.
*	Disruptions to our property acquisition and disposition activities due to economic uncertainty caused by COVID-19.
*	General economic uncertainty in key markets as a result of the COVID-19 pandemic and a worsening of global economic conditions or low levels of economic growth.

Although we believe that any forward-looking statements, we make in this press release are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk Factors section of this press release, include:

*	changes in general economic and business conditions affecting the healthcare industry;
*	developments that make our facilities less competitive;
*	changes in our business strategies;
*	the level of demand for our facilities; and
*	regulatory changes affecting the healthcare industry and third-party payor practices.

Investor Relations Contact

Scott Liolios or Jackie Keshner

Gateway Group, Inc.

(949) 574-3860

selectis@gatewayir.com

SELECTIS HEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	Unaudited
ASSETS
Current Assets
Cash and Cash Equivalents	$2,959,189	$3,939,445
Accounts Receivable, Net	5,167,862	3,506,719
Prepaid Expenses and Other	637,671	498,015
Investments in Debt Securities	24,387	24,387
Total Current Assets	8,789,109	7,968,566

Long Term Assets
Restricted Cash	927,808	853,656
Property and Equipment, Net	36,220,645	37,024,592
Goodwill	1,076,908	1,076,908
Total Assets	$47,014,470	$46,923,722

LIABILITIES AND EQUITY
Liabilities
Accounts Payable and Accrued Liabilities	$4,521,966	$4,363,917
Accounts Payable – Related Parties	-	21,571
Dividends Payable	-	7,500
Short term debt – Related Parties, Net of discount of $0 and $3,234, respectively	150,000	150,000
Current Maturities of Long Term Debt, Net of Discount of $1,184 and $1,714, respectively	9,807,899	6,312,562
Other Current Liability	-	931,446
Total Current Liabilities	14,479,865	11,786,996

Debt- Related Parties, Net of discount of $0 and $0, respectively	750,000	750,000
Debt, Net of discount of $602,614 and $452,593, respectively	26,882,772	31,054,962
Lease Security Deposit	241,581	229,582
Total Liabilities	42,354,218	43,821,540

Commitments and Contingencies
Equity
Preferred Stock:
Series A – No Dividends, $2.00 Stated Value, Non-Voting; 2,000,000 Shares Authorized, 200,500 Shares Issued and Outstanding	401,000	401,000
Series D – 8% Cumulative, Convertible, $1.00 Stated Value, Non-Voting; 1,000,000 Shares Authorized, 375,000 Shares Issued and Outstanding	375,000	375,000

Common Stock - $0.05 Par Value; 50,000,000 Shares Authorized, 3,054,588 and 2,998,362 Shares Issued and Outstanding at June 30, 2022 and December 31, 2021, respectively	152,728	150,168
Additional Paid-In Capital	13,793,300	13,494,394
Accumulated Deficit	(10,061,776)	(11,318,380)
Total Equity	4,660,252	3,102,182
Total Liabilities and Equity	$47,014,470	$46,923,722

SELECTIS HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Revenue
Rental Revenue	$311,063	$778,289	$156,869	$387,903
Healthcare Revenue	18,642,051	10,996,591	9,274,197	5,624,134
Healthcare Grant Revenue	2,603,659	-	2,034,701	-
Total Revenue	21,556,773	11,774,880	11,465,767	6,012,037
Expenses
Property Taxes, Insurance and Other Operating	13,964,841	8,199,966	7,002,938	4,655,236
General and Administrative	4,227,834	3,010,823	2,416,317	912,496
Provision for Bad Debts	531,474	16,133	277,511	(8,001)
Depreciation and Amortization	895,037	851,266	447,350	450,243
Total Expenses	19,619,186	12,078,188	10,144,116	6,009,974
Income from Operations	1,937,587	(303,308)	1,321,651	2,063
Other (Income) Expense
Loss (Gain) on Extinguishment of Debt	46,466	-	-	-
Interest Expense, net	716,403	1,193,724	334,091	650,181
Gain on Forgiveness of PPP Loan	-	(675,598)	-	-
Other Income	(81,886)	(401,360)	(40,365)	30,662
Total Other (Income) Expense	680,983	116,766	293,726	680,843
Net Income (Loss)	1,256,604	(420,074)	1,027,925	(678,780)
Net Income (Loss) Attributable to Noncontrolling Interests	-	(10,650)	-	-
Net Income (Loss) Attributable to Selectis Health, Inc.	1,256,604	(430,724)	1,027,925	(678,780)
Series D Preferred Dividends	-	(15,000)	-	(7,500)
Net Income (Loss) Attributable to Common Stockholders	$1,256,604	$(445,724)	$1,027,925	$(686,280)
Per Share Data:
Net Income (Loss) per Share Attributable to Common Stockholders:
Basic	$0.41	$(0.17)	$0.34	$(0.26)

Diluted	$0.41	$(0.17)	$0.34	$(0.26)
Weighted Average Common Shares Outstanding:
Basic	2,998,361	2,687,918	3,054,627	2,689,184
Diluted	3,054,627	2,687,918	3,054,627	2,689,184